UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2021 (February 22, 2021)

MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	000-06890	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant's principal executive office)	(Zip code)

(518) 218-2550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2021, EcoChain Wind, LLC. ("EcoChain"), a wholly-owned subsidiary of Mechanical Technology, Incorporated (the "Company"), executed and entered into an Industrial Power Contract (the "Agreement") with a power providing cooperative, pursuant to which EcoChain will be provided with electric power and energy for use in its cryptocurrency mining operations at its green data center located in the Southeastern United States (the "Facility").  The Agreement, and the electric power and energy to be provided to EcoChain, pursuant thereto, will commence upon the completion of the Facility, which is expected to occur on or around the third or fourth quarter of 2021, and will continue for an initial term of five (5) years.  The term of the Agreement will automatically renew for an additional five (5) years, after the initial term, unless EcoChain provides written notice, within 90 days after the expiration of the initial term, of its termination of the Agreement.  In the event of any such renewal, either party would have the right to terminate the Agreement on at least 16 month's prior written notice.

EcoChain has agreed to pay the provider for the electric power and energy provided in accordance with the applicable monthly rates, charges and provisions agreed to from time to time between the power provider and the Tennessee Valley Authority ("TVA"), which is subject to modification or adjustment, from time to time, as agreed to between the power provider and the TVA.

We have omitted from the above-description of the Agreement certain information relating to the identity of the other party to the Agreement and the specific location of the Facility, as we believe that providing such information, at this time, would likely cause competitive harm to the Company and EcoChain if publicly disclosed.  We intend to provide this information and also file the Agreement as an exhibit in a future periodic report filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2021	MECHANICAL TECHNOLOGY, INCORPORATED

	By:	/s/ Jessica L. Thomas
Name: Jessica L. Thomas Title: Chief Financial Officer